UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2005

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.

201 Fifth Avenue S.W. Olympia WA	98501
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – ELECTION OF DIRECTOR

The following information is furnished pursuant to Item 5.02 “Appointment of Principal Officer”.

Heritage Financial Corporation Chairman and Chief Executive Officer Donald V. Rhodes today announced the election of John A. Clees as an outside director to its Board effective June 1, 2005. Mr. Clees joins the board as an “independent” director, as defined by Nasdaq, and it is expected that he will also serve on the Audit and Finance Committee.

Mr. Clees is a CPA and recently announced his retirement from the accounting firm of RSM McGladrey. Mr. Clees has been serving as a paid consultant to the Boards of both Heritage Bank and Heritage Financial Corporation and their Audit and Finance Committees since 2001.

Prior to his retirement, Mr. Clees served as a partner in RSM McGladrey, Heritage’s inside auditor. In 2004, Heritage paid fees to RSM McGladrey in excess of $60,000 for their auditing services. However, Mr. Clees was not involved in any role for RSM McGladrey in Heritage’s inside audit.

Before becoming a consultant to the board, Mr. Clees had served on the board as a director, originally elected in 1990. Mr. Clees consulting contract with the boards and the Audit and Finance Committee will be terminated effective May 31, 2005. Prior to his work with RSM McGladrey, Mr. Clees was the President of Clees Miles CPA Group, Olympia, Washington and prior to that was a principal of Gattis, Clees and Company, an accounting firm with offices in Seattle and Olympia, Washington.

ITEM 7.01 – REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 “Regulation FD Disclosure”.

Heritage Financial Corporation Chairman and Chief Executive Officer Donald V. Rhodes today announced the election of John A. Clees as an outside director to its Board effective June 1, 2005. Mr. Clees joins the board as an “independent” director, as defined by Nasdaq, and it is expected that he will also serve on the Audit and Finance Committee.

All information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements

– not applicable

(b)	Pro forma financial information

– not applicable

(c)	Exhibits:

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

99  News Release issued by Heritage, dated May 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2005

HERITAGE FINANCIAL CORPORATION

By:	/S/ DONALD V. RHODES
Donald V. Rhodes Chairman and Chief Executive Officer